Filed Pursuant to Rule 424(b)(3)

Registration No. 333-255656

1,900,500 Shares of Common Stock

Prospectus

This prospectus relates to the public offering of up to 1,900,500 shares of common stock of AmpliTech Group, Inc. by the selling stockholders. These 1,900,500 shares are issuable upon exercise of outstanding warrants.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will pay the expenses of registering these shares.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 4 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AMPG”. The last reported sale price of our common stock on Nasdaq on April 29, 2021, was $6.15 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2021.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” contained in this prospectus beginning on page 4, and the financial statements and notes incorporated by reference herein, before making an investment decision.

Business Overview

Amplitech designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of radio frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers, medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the aerospace, governmental, defense and commercial satellite markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis.

Our Specialty Microwave division designs and manufactures passive microwave components and related subsystems for use in satellite communication ground networks that meet individual customer specifications for both domestic and international customers.

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

We believe our research and development initiative to expand our product line of low noise amplifiers to include our new 5G and wireless infrastructure products is progressing significantly. We have introduced new products that will be manufactured through our SMW acquisition. The combined engineering and manufacturing resources is expected to complement the new product development of subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Corporate Information

Our principal executive offices are located at 620 Johnson Avenue Bohemia, NY 11716. Our telephone number is (631) 521-7831. Our corporate website is www.amplitechinc.com. The information on our website is not a part of, or incorporated in, this prospectus.

Recent Developments

On April 15, 2021, we entered into purchase agreements with certain institutional investors for the sale of an aggregate of 2,715,000 shares of common stock at a purchase price of $8.48 per share in a registered direct offering.

In a concurrent private placement, the Company sold to the investors, warrants to purchase an aggregate of 1,900,500 shares of common stock at an exercise price of $8.48 per share with a five year term. The exercise price of the warrants and the number of shares of the common stock issuable upon the exercise of the warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the warrants. The warrants are exercisable on a “cashless” basis in certain circumstances. The Company agreed to file a registration statement providing for the resale of the shares of common stock issuable upon the exercise of the warrants. Upon effectiveness of such registration statement, the warrants will not exercisable on cashless basis.

The closing of the sale of the shares of common stock in the registered direct offering, and the sale of the warrants in the concurrent private placement, occurred on April 16, 2021.

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About this Offering

This prospectus includes the resale of 1,900,500 shares of common stock, consisting of the shares issuable upon exercise of the warrants issued under the purchase agreement as described above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on March 31, 2021);

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 22, 2021, February 19, 2021, April 14, 2021, April 15, 2021, and April 19, 2021;

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the description of our common stock included in our Form 8-A12B, filed with the SEC on February 16, 2021, and the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 31, 2021); and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: AmpliTech Group, Inc., 620 Johnson Avenue Bohemia, NY 11716, (631) 521-7831.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and in the documents incorporated by reference in this prospectus, before investing in our common stock. Our results of operations and financial condition could be adversely affected by any of these risk factors, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Relating to our Business

We have had a history of losses, and we may incur additional losses in the future. We have incurred losses in various years through 2020, and we may continue to incur additional losses in the future. We had a net loss of $1,025,559 for the fiscal year ended December 31, 2020. As such, we cannot guarantee that we will become and then maintain profitability in the future. Our ability to secure and sustain profitability is based on numerous factors, many of which are out of our control, including the continued market acceptance of our current and new products for 5G, cryogenic quantum computing, and internet of things (IoT) MMICs. We may not be able to generate sufficient revenue or sell a sufficient volume of products to make a profit. Due to the uncertainty of the market and environment, among other uncertainties, AmpliTech may need additional funding after the offering to become profitable.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic. The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations, and some of the operations of our customers, vendors, suppliers, and partners. Some of the countries in which we operate have been affected by the outbreak and taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown. There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. We opened May 5, 2020 with the CDC guidelines in place. Restrictions on our access to customer facilities may impact our ability to meet customer demand and could affect our financial condition and results of operations. The extent to which our operations and prospects may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including the frequency and severity of future outbreaks, efficacy of vaccines and the time it takes for vaccines to be widely distributed, and any corresponding actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic is contained or has otherwise subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of worsening global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is ongoing and additional impacts may arise that we are not aware of currently.

Our market is very competitive. If we fail to compete successfully, our business and operating results will suffer. We face significant competition in the amplifier industry from both established and emerging players such as Locus Microwave, Lucix, Cernex, Erzia, HEICO and L-3 Harris Technologies. Some of our competitors have longer operating histories and significantly greater financial, research and development, marketing and other resources than us. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These competitors may also have the ability to provide discounted pricing on their products to gain market share. In addition, consolidation in the amplifier industry could intensify the competitive pressures that we face. Many of our existing and potential competitors may be better positioned than we are to acquire other companies, technologies or products.

Some of our customers may also maintain diverse supplier bases to enhance competition and maintain multiple providers of amplifier products. Our ability to increase order sizes from these customers and maintain or increase our market share would be constrained by these policies. In addition, any decline in quality or availability of our products or any increase in the number of suppliers that such a customer uses may decrease demand for our products and adversely affect our operating results, business and prospects.

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Our ability to compete successfully depends on numerous factors, including our ability to:

•	maintain and increase our market share and the strength of our brand in amplifiers;

•	maintain and expand our relationships with channel partners;

•	secure products in large volume in a cost-effective and timely manner from our suppliers;

•	develop innovative, differentiated, high-performance products relative to our competitors’ solutions; and

•	protect our intellectual property.

We cannot assure you that our solutions will compete favorably or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering our market. In addition, we cannot assure you that our competitors do not have or will not develop processes or product designs that currently or in the future will enable them to produce competitive products at lower costs than ours. Any failure to compete successfully would materially adversely affect our business, prospects, operating results and financial condition

Changes in our product mix could cause our overall gross margin to decline, which may adversely affect our operating results and financial condition. Our gross margin is dependent on product mix. A shift in sales mix away from our higher margin products could adversely affect our gross margins, and there can be no assurance that we will be able to maintain our historical gross margins. In addition, as our product mix becomes more customer specific and diversified, our cost of manufacturing has increased. If revenue from LNAs and customer-specific products continues to grow relative to our other products and services, our company-wide gross margin will likely decline. Additionally, increased competition and the existence of product alternatives, weaker than expected demand and other factors may lead to further price erosion, lower revenue and lower margins for us in the future, adversely affecting our operating results and financial condition.

Our products must meet exacting technical and quality specifications. Defects, errors in or interoperability issues with our products or the failure of our products to operate as expected could affect our reputation, result in significant costs to us and impair our ability to sell our products. Our products may contain defects, errors or not operate as expected, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. Our customers have demanding specifications for quality, performance and reliability that our tag and reader products must meet. Our products are highly technical and designed to be deployed in large and complex systems, networks and other settings under a wide variety of conditions. Customers and end users may discover errors, defects or incompatibilities in our products only after they have been fully deployed. In addition, users of our products may experience compatibility or interoperability issues between our products and their enterprise software systems or networks, or between our products and other amplifying products they use.

We may also experience quality problems with our products that are combined with or incorporated into products from other vendors, such as tags produced by our inlay manufacturers, or that are assembled by subcontractors. We may have difficulty identifying and correcting the source of problems when third parties are combining, incorporating or assembling our products.

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If we are unable to fix errors or other problems, we could experience:

•	loss of customers or customer orders;

•	lost or delayed market acceptance and sales of our products;

•	loss of market share;

•	damage to our brand and reputation;

•	impaired ability to attract new customers or achieve market acceptance;

•	diversion of development resources;

•	increased service and warranty costs;

•	replacement costs;

•	legal actions by our customers; and

•	increased insurance costs.

We may be required to indemnify our customers against liabilities arising from defects in our products or their solutions which incorporate our products. These liabilities may also include costs incurred by our customers or end users to correct the problems or replace our products.

While we test our products for defects or errors prior to product release, defects or errors are occasionally identified by our customers. Such defects or errors have occurred in the past and may occur in the future. To the extent product failures are material, they could adversely affect our business, operating results, customer relationships, reputation and prospects.

We may face claims of intellectual property infringement, which could be time consuming, costly to defend or settle and result in the loss of significant rights. Our industry is characterized by companies that hold large numbers of patents and other intellectual property rights and that may vigorously pursue, protect and enforce their intellectual property rights. We may in the future be required to license patent and other intellectual property rights to technologies that are important to our business, which may be costly or prohibitively expensive to continue to operate our business. We may also receive assertions against us, our customers or distributor, claiming that we infringe patent or other intellectual property rights. Claims that our products, processes, technology or other aspects of our business infringe third-party intellectual property rights, regardless of their merit or resolution, could be costly to defend or settle and could divert the efforts and attention of our management and technical personnel. If we decline to accept an offer, the offering party may allege that we infringe such patents, which could result in litigation.

In addition, many of our customer agreements and our agreement with our distributor require us to indemnify and defend our customers or distributor from third-party infringement claims and pay damages in the case of adverse rulings. Moreover, we may not know whether we are infringing a third party’s rights, due to the large number of patents related to amplifiers or to other systemic factors. For instance, patent applications in the United States are maintained in confidence for up to 18 months after their filing or, in some cases, for the entire time prior to issuance as a patent. Thus, we would not be able to account for such rights before publication. Competitors may also have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents. Claims of this sort could harm our relationships with our customers or distributor and might deter future customers from doing business with us. We do not know whether we will prevail in any such future proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If any pending or future proceedings result in an adverse outcome, we could be required to:

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•	cease the manufacture, use or sale of the infringing products, processes or technology;

•	pay substantial damages for infringement;

•	expend significant resources to develop non-infringing products, processes or technology;

•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

•	cross-license our technology to a competitor to resolve an infringement claim, which could weaken our ability to compete with that competitor; or

•	pay substantial damages to our customers or end users to discontinue their use of or to replace infringing technology sold to them with non-infringing technology.

Any of the foregoing results could have a material adverse effect on our business, financial condition and operating results.

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. In connection with the enforcement of our own intellectual property rights, the acquisition of third-party intellectual property rights or disputes related to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business. If we fail to prevail in any future litigation and disputes, it could adversely affect our results of operations and financial condition. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could seriously harm our business.

If we are unable to obtain patent protection for our products or otherwise protect our intellectual property rights, our business could suffer. Our success depends, in part, on our ability to obtain patent protection for or maintain as trade secrets our proprietary products, technologies and inventions and to maintain the confidentiality of our trade secrets and know‑how, operate without infringing upon the proprietary rights of others and prevent others from infringing upon our business proprietary rights. Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will be enforceable, will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection or any competitive advantage. In addition, our pending patent applications may not be granted. If our patents do not adequately protect our technology, our competitors may be able to offer additive manufacturing systems or other products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents, and we may not be able to detect the unauthorized use of our proprietary technology or take appropriate steps to prevent such use. Any of the foregoing events would lead to increased competition and lower revenues or gross margins, which could adversely affect our operating results.

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Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information, and our inability to maintain the confidentiality of that information, due to unauthorized disclosure or use, or other event, could have a material adverse effect on our business. In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. We seek to protect our proprietary processes, in part, by entering into confidentiality agreements with our employees, consultants, advisors, contractors and collaborators. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, advisors, contractors, and collaborators might intentionally or inadvertently disclose our trade secret information to competitors. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, or misappropriation of our intellectual property by third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, operating results and financial condition.

We are subject to order and shipment uncertainties. Inaccuracies in our estimates of customer demand and product mix could negatively affect our inventory levels, sales and operating results. We derive revenue primarily from customer purchase orders rather than long-term purchase commitments. To ensure availability of our products, in some cases we start manufacturing based on forecasts provided by customers in advance of receiving purchase orders from them. In some cases, our supply chain has been affected by both tariffs imposed by the Trump administration and by the COVID-19 pandemic. Some of our products are manufactured according to our estimates of customer demand, which requires us to make demand forecast assumptions for every customer, and which may introduce significant variability into our aggregate estimate. We typically sell to channel partners and end users, and we consequently have limited visibility into future end-user demand, which could adversely affect our revenue forecasts and operating margins. Additionally, we sometimes receive soft commitments for larger order sizes which do not materialize. If we manufacture more products than we are able to sell to our customers or channel partners, we will incur losses and our results of operation and financial condition will be harmed.

Our sales and marketing efforts may be unsuccessful in maintaining and expanding existing sales channels, developing new sales channels and increasing the sales of our products. To grow our business, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Our ability to attract new customers will depend in part on the success of our sales and marketing efforts. There can be no guarantee that we will be successful in implementing our sales and marketing strategy. If suitable sales channels do not develop, we may not be able to sell certain of our products in significant volumes and our operating results, business and prospects may be harmed.

Our business would be adversely affected by the departure of members of our executive management team. Our success depends, in large part, on the continued contributions of Fawad Maqbool, our Chairman, President and Chief Executive Officer. Mr. Maqbool is not bound by employment contracts to remain with us for a specified period. Although we have additional engineering, technical and sales personnel, the loss of Mr. Maqbool’s service could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate.

If we are unable to attract, train and retain qualified personnel, especially our design and technical personnel, we may not be able to effectively execute our business strategy. Our future success depends on our ability to attract, retain and motivate qualified personnel, including our management, sales and marketing, finance and especially our design and technical personnel. For example, we currently have limited number of personnel for the assembling and testing processes. We do not know whether we will be able to retain all of these personnel as we continue to pursue our business strategy. As the source of our technical and product innovations, our design and technical personnel represent a significant asset. The competition for, qualified personnel in the New York area, where we are headquartered, constrains our ability to attract qualified personnel. The loss of the services of one or more of our key employees, especially of our key design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

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Failure to remediate a material weakness in internal accounting controls could result in material misstatements in our financial statements. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such material weakness, our disclosure controls and procedures were not effective as of December 31, 2020. If not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

If we fail to implement proper and effective internal controls, our ability to produce accurate financial statements would be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price. We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a material weakness and may find additional areas for improvement in the future. Remediating this material weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

We may need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to holders of our common stock, restrict our operations or adversely affect our ability to operate our business. If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating results are worse than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to holders of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

Our secured indebtedness could have important consequences to you. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

•	expose us to interest rate fluctuations for our financing that has a variable interest rate on the debt;

•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

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•	economic and demand factors affecting our industry;
•	pricing pressures;
•	increased operating costs;
•	competitive conditions; and
•	other operating and financial difficulties, including due to the ongoing COVID-19 pandemic.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Our loan agreement contains various covenants limiting the discretion of our management in operating our business. Our business loan agreement contains, subject to certain carve-outs, various restrictive covenants that limit our management’s discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	except for debt incurred in the normal course of business, create, incur or assume indebtedness for borrowed money, including capital leases;
•	sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of our assets (except as may be permitted by the agreement); or
•	sell with recourse any of our accounts.

If we fail to comply with the restrictions in our loan agreement, a default may allow the lender under the relevant instruments to accelerate the repayment obligation of the related debt and to exercise its remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the lender may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The loan agreement also contains various covenants that may limit our ability to pay dividends.

Our chairman, president, chief executive officer and controlling shareholder, Mr. Fawad Maqbool, has provided a personal guarantee using his personal property, including his equity interest in our company, to secure a line of credit for the Company. A default under the credit facility could result in the sale by court order of Mr. Maqbool’s property, including his equity interest in the Company, and the resultant sale of those shares. A sale of such equity interest whether by court order or otherwise would likely cause a significant drop in the price of our common stock. Moreover, Mr. Maqbool, who could thereafter have a substantially smaller or no equity interest in our company, could have substantially less or no personal stake or interest in the commercial success of our company.

On November 20, 2020, we entered into a business loan agreement with BNB Bank, pursuant to which we received a business line of credit for $750,000, maturing on November 1, 2021 (the “BNB LOC”).

In order to procure the BNB LOC, Amplitech Group, Inc., as well as Mr. Maqbool, our Chairman, President and Chief Executive Officer (the “Guarantors”), agreed to guarantee the loan. The guarantees provided by the two Guarantors cover the full amount of the loans, interest, and any damages and related costs. Under the personal guarantees provided by the two Guarantors, the two Guarantors have agreed to perform the obligations under the agreement in the event that the Company is unable to perform its obligations. In the event that the guarantee is enforced against Mr. Maqbool, he could be obliged to use his personal property, including the equity interest in our company to fulfill his obligations under the BNB LOC. Mr. Maqbool owes a fiduciary duty of loyalty to us. However, there is potential for conflicts of interest between his personal interests and ours whether his guaranty is called upon or not. No assurance can be given that material conflicts will not arise that could be detrimental to our operations and financial prospects

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As of the date of this prospectus, Mr. Maqbool beneficially owns 28% of our outstanding common stock. A sale of a portion or all of Mr. Maqbool’s equity interest, whether voluntary or as a result of a court order, would likely cause a significant drop in the price of our common stock and could adversely affect our business operations, our business relationships and the marketability of our common stock and substantially reduce Mr. Maqbool’s beneficial ownership interest.

If Mr. Maqbool’s beneficial ownership of the Company is substantially reduced or eliminated, he would have little or no stake or interest in the business operations of the Company, and he could potentially leave the Company or not perform his duties as diligently as he otherwise might have.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business. Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attacks, malware, computer viruses and other means of unauthorized access. We have previously been subject to the unauthorized use of certain company credentials that were used without our permission to issue a false press release in April 2018. While we were able to have the false press release withdrawn, any similar unauthorized use of company credentials or other information could compromise our systems and operations, materially adversely impact our financial condition, and subject us to scrutiny and/or litigation from regulators and our customers. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

The unfavorable outcome of any future litigation or administrative action could negatively impact us. Our financial results could be negatively impacted by unfavorable outcomes in any future litigation or administrative actions. We cannot assure favorable outcomes in litigation or administrative proceedings. Costs associated with litigation and administrative proceedings are very high and could negatively impact our financial results.

Non-compliance with, or changes in, the legal and regulatory environment in the countries in which we operate could increase our costs or reduce our net operating revenues. Our business is subject to various laws and regulations in the US and in the countries throughout the world in which we do business, including laws and regulations relating to commerce, intellectual property, trade, environmental, health and safety, commerce and contracts, privacy and communications, consumer protection, web services, tax, and state corporate laws and securities laws; and specifically those conducting business of electronics, many of which are still evolving and could be interpreted in ways that could harm our business. There is no assurance that we will be completely effective in ensuring our compliance with all applicable laws and regulations. Changes in applicable laws or regulations or evolving interpretations thereof, including increased government regulations, may result in increased compliance costs, capital expenditures and other financial obligations for us and could affect our profitability or impede the production or distribution of our products, which could affect our net operating revenues.

U.S. government audits and investigations could adversely affect our business. Federal government agencies, including the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit and evaluate government contracts and government contractors’ administrative processes and systems. These agencies review the Company’s performance on contracts, pricing practices, cost structure, financial capability and compliance with applicable laws, regulations and standards. These agencies also review the adequacy of the Company’s internal control systems and policies, including the Company’s purchasing, accounting, estimating, compensation and management information processes and systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit or investigation of our business were to uncover improper or illegal activities, then we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. In addition, responding to governmental audits or investigations may involve significant expenses and divert management attention.

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Acquisitions may expose us to additional risks. We may acquire or make investments in businesses, technologies or products, whether complementary or otherwise, as a means to expand our business, if appropriate opportunities arise. There can be no assurance that we will be able to identify suitable candidates or consummate these transactions on favorable terms. If required, the financing for these transactions could result in an increase in our indebtedness, dilute the interests of our stockholders or both. The purchase price for some acquisitions may include additional amounts to be paid in cash in the future, a portion of which may be contingent on the achievement of certain future operating results of the acquired business. If the performance of any such acquired business exceeds such operating results, then we may incur additional charges and be required to pay additional amounts. Acquisitions including strategic investments or alliances entail numerous risks, which may include:

•	difficulties in integrating acquired operations or products, including the loss of key employees from, or customers of, acquired businesses;

•	diversion of management’s attention from our existing businesses;

•	adverse effects on existing business relationships with suppliers and customers;

•	adverse impacts of margin and product cost structures different from those of our current mix of business; and

•	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

Our revenue and operating results can fluctuate from period to period. We derive revenue primarily from customer purchase orders rather than long-term purchase commitments. Our revenue from period to period can significantly fluctuate for a variety of reasons, including, without limitation, our supply chain as well as receipt of customer orders being negatively affected by the COVID-19 pandemic. Such fluctuations may have a material adverse impact on our results of operations.

Risks Relating to our Common Stock

The price of our common stock could be volatile and could decline at a time when you want to sell your holdings. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

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•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

•	major changes in our Board of Directors or management, including the departure of Mr. Maqbool;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the COVID-19 pandemic on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of any financing which we may consummate in the future;

•	any acquisitions we may consummate;

•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	cancellation of key contracts;

•	short selling activities;

•	changes in market valuations of similar companies; and

•	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

Future sales or perceived sales of our common stock could depress our stock price. If holders of our currently outstanding shares of common stock were to attempt to sell a substantial amount of their holdings at once, the market price of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short the common stock, a practice in which an investor sells shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

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Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Provisions in our articles of incorporation and bylaws could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, thereby adversely affecting existing shareholders. Our articles of incorporation and bylaws contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our shareholders. For example, our articles of incorporation authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

The ability of Fawad Maqbool, our Chairman, to sell his stake in us and speculation about any such sale may adversely affect the market price of our common stock. Mr. Maqbool owns a significant number of our shares of outstanding common stock and, after the lock-up agreement he is party to expires, he may sell any or all of his shares at any time without approval by other shareholders. Speculation by the press, stock analysts, our shareholders or others regarding the intention of Mr. Maqbool to dispose of his shares could adversely affect the market price of our common stock. Moreover, the market price of our common stock may be adversely impacted by the fact that the public float of our common stock is relatively small.

Because Fawad Maqbool, our Chairman controls a significant number of shares of our voting capital stock, he has the ability to influence actions requiring stockholder approval. As of the date of this prospectus, Fawad Maqbool, our Chairman, President Chief Executive Officer, held 28% of our outstanding shares of common stock. As a result, Mr. Maqbool has the ability to significantly influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Maqbool has the ability to influence the management and affairs of our company. Accordingly, any investors who purchase shares will likely be minority shareholders and as such will have little to no say in the direction of us and the election of directors. Additionally, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price that stockholders may be able to realize if they sell their shares.

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There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock. The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors.”

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholders. However, we will receive gross proceeds of up to $16,116,240 from the cash exercise of the warrants by the selling stockholders, if any. We intend to use such proceeds for working capital and general corporate purposes including, but not limited to, research and development, engineering, operations, quality inspection, information technology and sales force expansion, potential acquisitions (we do not have any agreements for acquisitions as of the date of this prospectus), and marketing and sales. There is no assurance any of the warrants will be exercised.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 1,900,500 shares of common stock by the selling stockholders, which are issuable upon exercise of outstanding warrants.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the number of shares offered by each selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder before this offering, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. To our knowledge, except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. None of the selling stockholders has had any position, office or other material relationship, within the past three years, with us or with any of our predecessors or affiliates.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering		Number of Shares Offered (1)	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (2)
3i LP (3)	163,568		63,000	100,568	*
Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B(4)	140,000		140,000	0	_
Armistice Capital Master Fund Ltd.(5)	420,000		420,000	0	-
Bakay Capital Fund, LP(7)	106,769		38,500	68,269	*
Bigger Capital Fund, LP(8)	148,750		61,250	87,500	*
BPY Limited(9)	38,529		25,200	13,329	*
Connective Capital Emerging Energy QP, LP(10)	59,282		24,410	34,872	*
Connective Capital I QP, LP (10)	25,718		10,590	15,128	*
CVI Investments, Inc.(11)	104,814		52,500	52,314	*
District 2 Capital Fund LP(8)	148,750		61,250	87,500	*
Empery Asset Master, LTD(12)	179,631		103,502	76,129	*
Empery Tax Efficient, LP (13)	49,813		29,708	20,105	*
Empery Tax Efficient III, LP(14)	70,556		41,790	28,766	*
Hudson Bay Master Fund Ltd.(15)	87,500		87,500	0	*
Intracoastal Capital, LLC(16)	521,567		297,500	224,067	2.0%
L1 Capital Global Opportunities Master Fund(17)	70,000		70,000	0	_
Lind Global Macro Fund, LP(18)	70,700		63,000	7,700	*
Nomis Bay Ltd(9)	57,794		37,800	19,994	*
S.H.N. Financial Investments LTD(19)	63,000		63,000	0	_
Sabby Volatility Warrant Master Fund, Ltd.(20)	166,415	(6)	210,000	476,149	4.1%

* Less than 1%.

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(1) Represents shares issuable upon exercise of outstanding warrants. See “Prospectus Summary.”

(2) Based on 9,343,671 shares of common stock outstanding as of April 29, 2021, as adjusted to reflect assumption that all shares offered hereby will be sold and thus assuming the 1,900,500 warrants such shares are underlying will be exercised. Such percentages are thus based on an assumption that there will be 11,244,171 shares outstanding after the offering.

(3) Maier J. Tarlow is the control person of the selling stockholder.

(4) Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, (“Alto Opportunity Master Fund B”), has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund B. Waqas Khatri is the managing member of Ayrton Capital LLC and in his capacity as director of Alto Opportunity Master Fund B, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund B. Mr. Khatri disclaims any beneficial ownership of these shares.

(5) Steven Boyd is the control person of the selling stockholder.

(6) Excludes shares underlying warrants, which are not exercisable to the extent such exercise would result in the holder beneficially owning more than 4.99% of our outstanding common stock.

(7) Berke Bakay is the control person of the selling stockholder.

(8) Michael Bigger is the control person of the selling stockholder.

(9) Peter Poole is the control person of the selling stockholder.

(10) Robert Romero is the control person of the selling stockholder.

(11) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc (“CVI”), has discretionary authority to vote and dipose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member. The selling stockholder purchased the securities of the Company owned by it in the ordinary course of business, and at the time of the purchase of such securities to be resold, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

(12) Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(13) Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(14) Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(15) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(16) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal.

(17) David Feldman is the control person of the selling stockholder.

(18) Jeff Easton is the control person of the selling stockholder.

(19) Hadar Shamir and Nir Shamir are the control persons of the selling stockholder.

(20) Hal Mintz is the control person of the selling stockholder.

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PLAN OF DISTRIBUTION

This prospectus includes the resale by the selling stockholders of 1,900,500 shares of common stock offered by the selling stockholders, which are issuable upon the exercise of outstanding warrants.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. A partner of Sichenzia Ross Ference LLP owns 50,000 shares of our common stock.

EXPERTS

Our financial statements as of December 31, 2020 and December 31, 2019 have been incorporated by reference in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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